UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 3, 2007

ARKADOS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Old New Brunswick Road, Suite 202
Piscataway, NJ  08854
(Address of Principal Executive Offices)

(732) 465-9300
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

❒      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Introduction

On March 3, 2007, we completed the merger (“Merger”) of Arkados Wireless Technologies, Inc., a wholly owned subsidiary of the Company (“Merger Sub”) with Aster Wireless, Inc. a Delaware corporation (“Aster”) pursuant to that Agreement and Plan of Merger dated February 13, 2007 by and among the Company, Merger Sub and Aster (the “Merger Agreement”).

The Transactions

On March 3, 2007, Arkados Wireless Technologies, Inc., our wholly owned subsidiary, filed a merger certificate completing the acquisition of Aster Wireless, Inc., a previously unaffiliated Delaware corporation.  The consideration for the Merger was 1,000,000 restricted shares of our common stock.  The Merger was completed according to the terms of a Agreement and Plan of Merger dated as of February 13, 2007 by and among  Arkados Group, Inc., Merger Sub and Aster.  Our shares of common stock were issued in reliance upon Section 4(2) or 4(6) of the Securities Act of 1933 to 17 holders of common and preferred stock of Aster, all of which represented that they were accredited investors. As a result of the Merger, Aster merged into Merger Sub, and became a wholly owned subsidiary of the Company.

At the time of the Merger, our Arkados, Inc. subsidiary hired four engineers who had been employed by Aster and issued an aggregate of 259,000 seven-year options under our 2004 Stock Option and Restricted Stock Plan (the “Plan”), exercisable at $0.405 per share which vest one-third on each of the first three anniversaries of the effective date of the Merger and an aggregate of 78,564 shares of restricted stock to such employees.  We also retained James Stoffel, the former CEO of Aster as a consultant.  The consulting agreement is terminable by either party on 30 days notice and provides for a $5,000 per month retainer and $2,000 per day for services rendered away from Mr. Stoffel’s office. We also issued 300,000 seven-year options to Mr. Stoffel under the Plan to Mr. Stoffel, which vest on March 1, 2008 and are exercisable at $0.405 per share.

The 1,000,000 shares issued as part of the Merger to the former Aster holders represented approximately 4% of our total outstanding stock.

We plan to continue to use the assets of Aster (consisting principally of intellectual property) to  complement the semi-conductor application we develop and sell for powerline networking.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired.

Audited balance sheets of Aster Wireless, Inc. as of November 30 2006 and December 31, 2005 and the related statements of operations and cash flows for the eleven months ended November 31, 2006 and the period from inception, July 5, 2005, through November 30, 2006 filed as Exhibit 99.1 and incorporated herein by reference.

(b)           Unaudited pro forma condensed financial statements of Arkados, Inc and Aster Wireless, Inc. including balance sheet as of May 31, 2006 and statement of operations for the periods ending May 31, 2006 and February 28, 2007 filed as Exhibit 99.2 and incorporated herein by reference.

(c)           Exhibits.

The following exhibit is incorporated by reference to the corresponding exhibit filed with our Form 8-K Report dated February 14, 2007:

2.1
AGREEMENT AND PLAN OF MERGER made and entered into as of February 13, 2007, among Arkados Group, Inc., a Delaware corporation, Arkados Wireless Technologies, Inc., a Delaware corporation and a newly formed wholly owned subsidiary Arkados Group, Inc. and Aster Wireless Inc., a Delaware corporation.

99.1
Audited balance sheets of Aster Wireless, Inc. as of November 30 2006 and December 31, 2005 and the related statements of operations and cash flows for the eleven months ended November 31, 2006 and the period from inception, July 5, 2005, through November 30, 2006.

99.2
Unaudited pro forma condensed financial statements of Arkados, Inc and Aster Wireless, Inc. including balance sheet as of May 31, 2006 and statement of operations for the periods ending May 31, 2006 and February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

ARKADOS GROUP, INC.

Dated: May 31, 2007	By:	/s/ Barbara Kane-Burke
Barbara Kane-Burke Chief Financial Officer